EXHIBIT 10-45

FORBEARANCE AGREEMENT

This Forbearance Agreement effective as of August 9, 2006 (this "Agreement") is between Satellite Asset Management, L.P. ("Satellite") and Ener1, Inc. (the "Company").

INTRODUCTION

A. WHEREAS, Satellite holds certain Senior Secured Convertible Debentures issued by the Company on January 20, 2004 (the "2004 Debentures") and Senior Secured Convertible Debentures issued by the Company on March 14, 2005 (the "2005 Debentures," and together with the 2004 Debentures, the "Debentures"). On September 30, 2006, the amount of interest that will be due and payable to Satellite on account of such Debentures will be [$739,375.00] (the "Interest Amount");

B. WHEREAS, the Company has not complied with its obligations under the terms of the Debentures with respect to the nonpayment by the Company of amounts required to be paid under Section 2(c) of the Registration Rights Agreement for the 2004 Debentures (the "2004 Registration Rights Agreement") and Section 2(c) of the Registration Rights Agreement for the 2005 Debentures (the "2005 Registration Rights Agreement" and together with the 2004 Registration Rights Agreement, the "Registration Rights Agreements"), to Satellite with respect to the unavailability for use by Satellite of resale registration statements on Form SB-2, filed by the Company with the United States Securities and Exchange Commission (the "SEC"), for the periods from November 21, 2005 through January 20, 2006 for the 2004 Debentures and from November 21, 2005 until the date when the registration statement for the 2005 Debentures becomes available for use by the holders of the 2005 Debentures (the "Liquidated Damages");

C. WHEREAS, on June 21, 2006, the Company and Satellite entered into that certain Forbearance Agreement (the "June Forbearance Agreement"), pursuant to which Satellite agreed to forbear from the exercise of certain remedies arising under the Transaction Documents (as defined in the Debentures subject of the Registration Rights Agreements) upon the terms and conditions set out therein, and such forbearance expired no later than July 15, 2006;

D. WHEREAS, the Company acknowledged under the June Forbearance Agreement that, as of June 20, 2006, the aggregate amount of Liquidated Damages accrued under the Registration Rights Agreements was $1,344,750;

E. WHEREAS, the aggregate amount of Liquidated Damages that has accrued under the Registration Rights Agreements since November 21, 2005 through and including July 31, 2006 is $1,549,750 ("Accrued Liquidated Damages");

F. WHEREAS, by letter, dated August 7, 2006, Satellite provided the Company with written notice pursuant to Section 6(d)(ii) of the 2004 Debentures and Section 6(e)(ii) of the 2005 Debentures that the Company's failure to pay the Accrued Liquidated Damages constituted a breach of the material terms of the Registration Rights Agreements (the "Notice of Breach");

G. WHEREAS, the Company has substantially completed all necessary undertakings  required to render current the Company's filings with the SEC, and entitling the Company to file a registration statement or post-effective amendment to register sales of its securities on the SEC's Form SB-2;

H. WHEREAS, the Company and Satellite have engaged in good faith negotiations and have come to an understanding whereby the Company will cause to be deposited into a trust account for the exclusive benefit of Satellite (a) an amount equal to 50% of the Interest Amount on the date hereof (the "Initial Interest Payment"), (b) the remaining 50% of the Interest Amount on August 15, 2006, (the "Subsequent Interest Payment", and together with the Initial Interest Payment, the "Interest Payments"), with such amounts to be paid and released to Satellite on September 30, 2006 as set forth in the Interest Payment Deposit Agreement, dated August __, 2006, and attached hereto as Appendix I (the "Trust Agreement") and provided further that the Company will cause to be paid $10,000 representing Satellite's reasonable attorney's fees and expenses (the "Fee Amount") to Satellite's counsel, Bracewell & Giuliani LLP ("B&G") on the date hereof;

I. WHEREAS, the Company has issued the Promissory Note in the amount of [$750,000] on August __, 2006 attached hereto as Appendix II to its majority shareholder, Ener1 Group, Inc. ("Ener1 Group") the proceeds of which Ener1 Group will use to make the Interest Payments on behalf of the Company (the "Note");

J. WHEREAS, the Company has requested that, in exchange for the Interest Payments, Satellite temporarily forbear from exercising certain remedies in respect of those certain defaults under the Debentures and the Transaction Documents (as that term is defined in the Debentures) until November 1, 2006 (the "Forbearance Period"). Satellite has agreed, subject to the terms and conditions of this Agreement, to forbear the exercise of such remedies with respect to those certain defaults, as more fully described herein, of the Company under the Debentures and the Transaction Documents; and

K. WHEREAS, subject to Section 1, Satellite hereby rescinds the Notice of Breach.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

AGREEMENT

Section 1. Reference to and Effect on Debentures and Transaction Documents. The execution, delivery and effectiveness of this Agreement, or any other action or inaction by Satellite with respect to this Agreement, the Debentures, or the Transaction Documents, shall not operate as a waiver or forbearance of any right, power or remedy of Satellite under the Debentures or the Transaction Documents, or constitute a waiver or amendment of any provision of the Debentures or the Transaction Documents, except as expressly set forth herein. Notwithstanding any other provision hereof, upon termination of this Agreement, Satellite may, at its option, enforce all of their rights and remedies under the Debentures and the Transaction Documents, including with respect to any defaults or Events of Default or any breach by the Company of its obligations under the Debentures and the Transaction Documents, as well as reissuing the Notice of Breach.

Section 2. Rescission and Forbearance. Subject to Section 1, Satellite hereby rescinds the Notice of Breach and agrees, subject to the terms of this Agreement, to forbear until the earlier to occur of the expiration of the Forbearance Period and the occurrence of a Termination Event (as defined below), from any and all action or claims (including by way of declaration of a default or acceleration of indebtedness) arising from the Company's default on its obligations under (i) Section 2(c) of the 2004 Registration Rights Agreement to make payments to Satellite equal to one and one-half percent (1.5%) of the principal amount of the 2004 Debentures then held by Satellite for each thirty (30) day period in which a Registration Default (as defined in the 2004 Registration Rights Agreement) occurs with each payment to be made within five (5) business days following the last day of the calendar month in which a Registration Default occurs and (ii) Section 2(c) of the 2005 Registration Rights Agreement to make payments to Satellite equal to Satellite's pro rata share (based on the aggregate number of Registrable Securities (as defined in the 2005 Registration Rights Agreement) held by or issuable to Satellite as of the Registration Deadline (as defined in the 2005 Registration Rights Agreement)) of $213,375 for each thirty (30) day period in which a Registration Default (as defined in the 2005 Registration Rights Agreement) exists (prorated for any period of less than thirty days) with each such payment to be made within five (5) business days following the last day of the calendar month in which a Registration Default occurs.

Section 3. Interest Payments. The Company shall issue the Note on the date hereof and caused Ener1 Group to pay into the Interest Trust Account (as defined in the Trust Agreement) for the exclusive benefit of Satellite (i) the Initial Interest Payment on the date hereof, and (ii) the Subsequent Interest Payment on August 15, 2006, which amounts shall be released and paid to Satellite on September 30, 2006 in accordance with the Trust Agreement. The Company shall further cause Ener1 Group to make the Fee Payment on the date hereof of $10,000 (the "Fee Amount"), by wire transfer of immediately available funds to the account listed on Schedule 3 hereto (the "B&G Account"). To the extent that the Fee Amount is insufficient to satisfy Satellite's reasonable attorney's fees and expenses (the "Supplemental Fees"), Satellite will provide the Company with a copy of its invoice, and within 5 days of receiving such invoice, the Company will cause to be deposited in the B&G Account an amount equal to the difference between the Fee Amount and the Supplemental Fees; provided, further, however, that to the extent that B&G's actual fees are less than the Fee Amount (the "Unused Fee Amount"), Satellite will cause its counsel to refund the Unused Fee Amount to the Company within 5 days of receiving the final invoice relating to this Agreement; provided, further, however, that B&G shall be entitled to apply the Unused Fee Amount to any unpaid fees incurred by B&G in connection with the June Forbearance Agreement and not reimbursed as a Supplemental Fee in accordance with the June Forbearance Agreement.

Section 4. Representations and Warranties.

(a) The representations and warranties contained in sections 3.1, 3.2, 3.3, 3.4, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.15, 3.17, 3.18, 3.19, 3.20, 3.21, 3.22, 3.23, 3.24, 3.25, 3.26, 3.27, and 3.28 of the Securities Purchase Agreement relating to the 2005 Debentures (the "SPA") are (subject to any matters previously disclosed in the Schedules to the SPA) true and correct as if made on the date hereof (and as if references contained therein to other documents or transactions were references to this Agreement and the transactions contemplated hereby), except as set forth on Schedule 4; and

(b) the Company has substantially completed all necessary undertakings required to render current the Company's filings with the SEC, and entitling the Company to file a registration statement or post-effective amendment to register sales of its securities on the SEC's Form SB-2.

Section 5. [reserved]

Section 6. Conditions Precedent. This Agreement shall become effective only upon satisfaction in full of the following conditions precedent:

(a) the Company shall cause the Initial Interest Payment to be deposited in the Interest Account (as defined in the Trust Agreement) on the date hereof; and

(b) the Company shall cause the Fee Amount to be paid to Bracewell & Giuliani LLP.

Section 7. Termination Rights.

(a) Upon a Termination Event (as defined below), Satellite may immediately terminate this Agreement upon written notice of such termination.

(b) A "Termination Event" shall mean any of the following:

(i) the Company shall, following the date hereof, fail to perform or observe any material term or covenant set forth in the Debentures or any Transaction Document in any material respect, except as otherwise provided herein;

(ii) the Company shall fail to cause the Subsequent Interest Payment to be deposited in the Interest Account (as defined in the Trust Agreement) on or before August 15, 2006;

(iii) the Company shall fail to become current in its reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by filing all required public reports with the SEC on or before Friday, September 1, 2006;

(iv) the Company shall file a voluntary petition in bankruptcy or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Bankruptcy Code;

(v) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of the Company or for any other relief under the Bankruptcy Code and such proceeding shall not be dismissed within twenty (20) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

(vi) the Company shall fail to cause the Initial Interest Payment to be deposited in the Interest Account on the date hereof;

(vii) the Company shall fail to cause the Subsequent Interest Payment to be deposited in the Interest Account on or before August 15, 2006;

(viii) Satellite does not receive the Interest Payments by September 30, 2006;

(ix) the Company shall fail to cause the Fee Amount and the Supplemental Fees, if applicable, to be paid to Bracewell & Giuliani LLP; or

(x) Except as otherwise provided in and subject to Section 4, any representation or warranty made by the Company contained in this Agreement, the Debentures or the Transaction Documents is inaccurate or misleading in any material respect.

(c) If no Termination Event shall occur, this Agreement shall automatically terminate and therefore be of no further force or effect as of 5:00 p.m. (New York City time) on the last day of the Forbearance Period.

In the event that this Agreement shall terminate, Satellite shall have, and shall be entitled to exercise, each of its rights or remedies under the Debentures and the Transaction Documents and applicable law, as if this Agreement had never been executed (and shall not be deemed to have waived any such rights or remedies by virtue of executing this Agreement). Sections 5 and 8 through 14 of this Agreement, and any related interpretative and definitional provisions, shall survive any termination of this Agreement.

Section 8. Choice of Law; Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. The parties hereto irrevocably submit to the jurisdiction of the courts of the State and County of New York and the Federal courts of the United States of America located in the Southern District of the State of New York with respect to this Agreement and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate.

Section 9. Further Assurances. Each of the parties hereto shall take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

Section 10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original.

Section 11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 12. Amendments. This Agreement may be amended with (and only with) the written consent of the Company and Satellite.

Section 13. Notices. Notices given under this Agreement shall be to the notice parties indicated on the respective signature pages hereto.

Section 14. Entire Agreement. This Agreement, the Debentures and the Transaction Documents represent the final agreement among the parties hereto relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of such parties. There are no unwritten oral agreements between the parties hereto relating to the subject matter hereof.

EFFECTIVE as of the date first set forth above.

SATELLITE ASSET MANAGEMENT, L.P.

By: __________________________________
Name: ________________________________
Title: _________________________________

Notice Parties:

Simon Raykher, General Counsel
Satellite Asset Management, L.P.
625 Fifth Avenue
20th Floor
New York, N.Y. 10022

with a copy to:

Bracewell & Giuliani, LLP
1177 Avenue of the Americas
New York NY 10036
Attn: Jonathan Gill

[Signature Page to Forbearance Agreement]

ENER1, INC.

By: _________________________________
Name: Ronald Stewart
Title: Chief Executive Officer

Notice Parties:

Ener1, Inc.
500 West Cypress Creek Road
Suite 100
Fort Lauderdale, FL 33309

with a copy to:

Stephen I. Glover, Esq.
Gibson Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.
Washington, D.C. 20036-5306

[Signature Page to Forbearance Agreement]

Schedule 3

B&G Account

Schedule 4

Exceptions to Representations & Warranties

The Company has not updated the resale registration statement on Form SB-2 for Satellite and the other investors participating with Satellite in the purchase of the Company's Senior Secured Convertible Debentures due 2009 issued in March 2005 (the "2005 Debentures"). The Company currently intends to make all required updates to the resale registration statements as soon as possible following the Company's delivery of all required periodic reports with the SEC that as of the date hereof are untimely under the Exchange Act and expects that the resale registration statement covering the 2005 Debentures will shortly be available (subject to any potential SEC review and/or questions). As a result, the resale registration statement covering the 2005 Debentures is not currently available for use by the holders of the 2005 Debentures, and certain other resale registration statements previously filed by the Company are also not available for use by the holders of the Company's securities covered by those registration statements.

Appendix 1

Trust Agreement

Appendix II

The Note